REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this "Agreement") is made and entered into as of October 29, 2010, by and among China Dredging Group Co., Ltd. (the “Company”), the purchasers listed on Schedule I hereto (the "Purchasers") and the shareholders listed on Schedule II hereto.

This Agreement is being entered into pursuant to the Securities Purchase Agreement dated as of the date hereof among the Company and the Purchasers (the "Purchase Agreement").

The Company and the Purchasers hereby agree as follows:

1.        Definitions.

Capitalized terms used and not otherwise defined herein shall have the meanings given such terms in the Purchase Agreement.  As used in this Agreement, the following terms shall have the following meanings:

"Advice" shall have meaning set forth in Section 3(m).

"Affiliate" means, with respect to any Person, any other Person that directly or indirectly controls or is controlled by or under common control with such Person.  For the purposes of this definition, "control," when used with respect to any Person, means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise; and the terms of "affiliated," "controlling" and "controlled" have meanings correlative to the foregoing.

"Board" shall have meaning set forth in Section 3(n).

"Business Day" means any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of New York generally are authorized or required by law or other government actions to close.

“Chardan Shares” means the 500,000 Ordinary Shares issued to the shareholders of Chardan Acquisition Corp., pursuant to the terms of the Merger Agreement.

"Commission" means the Securities and Exchange Commission.

"Effectiveness Date" means with respect to the Registration Statement under Section 2(a), the one hundred eightieth (180th) day following the Filing Date; provided, however, that, if the Effectiveness Date falls on a Saturday, Sunday or any other day which shall be a legal holiday or a day on which the Commission is authorized or required by law or other government actions to close, the Effectiveness Date shall be the following Business Day.

"Effectiveness Period" shall have the meaning set forth in Section 2(a).

“Escrow Shares” means 15,000,000 of the Founders’ Shares beneficially owned by Mars Harvest Co., Ltd., a BVI company controlled by Mr. Zhuo Xinrong.

"Event" shall have the meaning set forth in Section 7(c).

"Event Date" shall have the meaning set forth in Section 7(c).

"Exchange Act" means the Securities Exchange Act of 1934, as amended.

"Filing Date" means with respect to a Registration Statement under Section 2(a), the date that is the sixtieth (60th) day following the Termination Date; provided, however that if the Filing Date falls on a Saturday, Sunday or any other day which shall be a legal holiday or a day on which the Commission is authorized or required by law or other government actions to close, the Filing Date shall be the following Business Day.

“Founders’ Shares” means 37,177,323 of the Ordinary Shares of the Company owned, prior to the consummation of the Merger Agreement, in the aggregate by Mars Harvest Co., Ltd., Venus Seed Co., Ltd., Saturn Glory Co., Ltd., Regent Fill Investment Group Limited, Poying Holdings Limited; Yu Jianliang and Ding Nan.

"Holder" or "Holders" means the holder or holders, as the case may be, from time to time of Registrable Securities.

"Indemnified Party" shall have the meaning set forth in Section 5(c).

"Indemnifying Party" shall have the meaning set forth in Section 5(c).

"Losses" shall have the meaning set forth in Section 5(a).

“Merger Agreement” means that certain Agreement and Plan of Merger, dated as of even date herewith, by and among Chardan Acquisition Corp., the shareholders of Chardan Acquisition Corp., the Company and the shareholders of the Company.

"Ordinary Shares" means the Company's Ordinary Shares, no par value per share.

"Person" means an individual or a corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind.

"Preferred Shares" means shares of the Company’s Class A Convertible Preferred Shares issued to the Purchasers pursuant to the Purchase Agreement.

"Proceeding" means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Purchaser Representative” shall have the meaning as set forth in the Purchase Agreement.

"Prospectus" means the prospectus included in the Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by the Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference in such Prospectus.

"Registrable Securities” means (i) the Ordinary Shares issuable upon the conversion of the Preferred Shares (the “Conversion Shares”), (ii) the Escrow Shares, (iii) the Founder Shares, (iv) the Chardan Shares and (v) any securities issued or issuable upon any shares split, dividend or other distribution, recapitalization or similar event with respect to the foregoing.

"Registration Statement" means the registration statements and any additional registration statements contemplated by Section 2, including (in each case) the Prospectus, amendments and supplements to such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference in such registration statement.

"Rule 144" means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

"Rule 415" means Rule 415 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

"Rule 424" means Rule 424 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“SEC Guidance” means (i) any publicly-available written or oral guidance, comments, requirements or requests of the Commission staff and (ii) the Securities Act.

"Securities Act" means the Securities Act of 1933, as amended.

“Securities Escrow Agreement” means that agreement dated as of even date herewith, by and among the Company, the Purchasers, Chardan Capital Markets, LLC, Mars Harvest Co. Ltd. and Loeb & Loeb, LLP.

"Termination Date" means the date after which funds will no longer be accepted for the purchase of the Preferred Shares sold pursuant to the terms of the Purchase Agreement.

2.            Registration of Registrable Securities.

(a)           Piggyback Registration.  On or prior to the Filing Date, the Company shall use its best efforts to prepare and file with the Commission a Registration Statement (the “Public Offering Registration Statement”) providing for (i) the sale of Ordinary Shares of the Company by means of a firm commitment underwritten offering (the “Underwritten Shares”) and (ii) the resale of all of the Registrable Securities to be made on a continuous basis pursuant to Rule 415.  The Public Offering Registration Statement shall be on Form F-1 (except if the Company is not then eligible to use such form, in which case such registration shall be on another appropriate form in accordance herewith and the Securities Act and the rules promulgated thereunder).  The Company shall (i) not permit any securities other than the Underwritten Shares and the Registrable Securities to be included in the Public Offering Registration Statement (ii) use its best efforts to cause the Public Offering Registration Statement to be declared effective under the Securities Act as promptly as possible after the filing thereof, but in any event prior to the Effectiveness Date, and to keep the Public Offering Registration Statement continuously effective under the Securities Act until such date as is the earlier of (x) the date when all Registrable Securities covered by the Public Offering Registration Statement have been sold or (y) the date on which the Registrable Securities may be sold without any restriction pursuant to Rule 144 as determined by the counsel to the Company pursuant to a written opinion letter, addressed to the Company's transfer agent to such effect (the "Effectiveness Period").  If at any time and for any reason, an additional Registration Statement is required to be filed because at such time the actual number of Registrable Securities exceeds the number of Registrable Securities remaining under the Public Offering Registration Statement, the Company shall use its best efforts to file such additional Registration Statement within twenty (20) Business Days and shall use its best efforts to cause such additional Registration Statement to be declared effective by the Commission as soon as possible.

(b)           Resale Registration. In the event that the Company does not file the Public Offering Registration Statement as set forth in Section 2(a) on or prior to the Filing Date, the Company shall prepare and file with the Commission a "resale" Registration Statement providing for the resale of all Registrable Securities by means of an offering to be made on a continuous basis pursuant to Rule 415 (the “Resale Registration Statement”).  The Resale Registration Statement shall be on Form F-1 (except if the Company is not then eligible to register for resale the Registrable Securities on Form F-1, in which case such registration shall be on another appropriate form in accordance herewith and the Securities Act and the rules promulgated thereunder).  The Company shall  use its best efforts to cause the Resale Registration Statement to be declared effective under the Securities Act as promptly as possible after the filing thereof, but in any event prior to the Effectiveness Date, and to keep the Resale Registration Statement continuously effective under the Securities Act during the Effectiveness Period.  If at any time and for any reason, an additional Registration Statement is required to be filed because at such time the actual number of Registrable Securities exceeds the number of Registrable Securities remaining under the Resale Registration Statement, the Company shall use its best efforts to file such additional Registration Statement within twenty (20) Business Days and shall use its best efforts to cause such additional Registration Statement to be declared effective by the Commission as soon as possible.

(c)           415 Limitation. Notwithstanding any other provision of this Agreement, if based upon any SEC Guidance the Commission limits the number of Registrable Securities permitted to be registered on a particular Registration Statement (and notwithstanding that the Company used diligent efforts to advocate with the Commission for the registration of all or a greater number of Registrable Securities than permitted under such SEC Guidance), in the event the Commission does not permit the Company to register all of the Registrable Securities in the Registration Statement because of the Commission’s application of Rule 415, the number of Registrable Securities owned by the Holders to be registered on such Registration Statement will be reduced on a pro rata basis, but only after the Founders’ Shares and the Chardan Shares to be registered on such Registration Statement have been reduced on a pro rata basis, which reduction shall be mutually agreed, and, if any additional reduction is necessary, the Escrow Shares to be registered on such Registration Statement have been reduced. The Company shall use its best efforts to file subsequent Registration Statements to register the Registrable Securities that were not registered in the initial Registration Statement filed by the Company covering the Registrable Securities as promptly as possible but in no event later than on the “Additional Registration Filing Date” (as hereinafter defined) and in a manner permitted by the Commission.  For purposes of this Section 2(c) only, “Additional Registration Filing Date” means with respect to each subsequent Registration Statement filed pursuant hereto, the later of (i) sixty (60) days following the sale of substantially all of the Registrable Securities included in the initial Registration Statement or any subsequent Registration Statement and (ii) six (6) months following the effective date of the initial Registration Statement or any subsequent Registration Statement, as applicable, or such earlier date as permitted by the Commission.  For purposes of this Section 2(b), “Effectiveness Date” means with respect to each subsequent Registration Statement filed pursuant to this Section 2(c) the ninetieth (90th) day following the Additional Registration Filing Date of such Registration Statement (or in the event such Registration Statement receives a “full review” by the Commission, the one hundred twentieth (120th) day following such filing date); provided that, if the Effectiveness Date falls on a Saturday, Sunday or any other day which shall be a legal holiday or a day on which the Commission is authorized or required by law or other government actions to close, the Effectiveness Date shall be the following Business Day.

(d)           Underwriter Cutback. Notwithstanding anything to the contrary contained herein, if the managing underwriter(s) or underwriter(s) in an underwritten offering advises the Company and the Holders of the Registrable Securities in writing that the dollar amount or number of shares of Registrable Securities, taken together with all other Ordinary Shares or other securities which the Company desires to sell in the offering, exceeds the maximum dollar amount or maximum number of shares that can be sold in such offering without adversely affecting the proposed offering price, the timing, the distribution method, or the probability of success of such offering (such maximum dollar amount or maximum number of shares, as applicable, the “Maximum Number of Shares”), then the securities that the Company shall include in such registration shall include: (i) first, the Holder’s portion of the Registrable Securities (pro rata in accordance with the number of shares that each such Holder has requested be included in such registration, regardless of the number of shares held by each such Holder (such proportion is referred to herein as "Pro Rata")) that can be sold without exceeding the Maximum Number of Shares; (ii) second, to the extent that the Maximum Number of Shares has not been reached under the foregoing clause (i), the Escrow Shares that can be sold without exceeding the Maximum Number of Shares, and (iii) third, to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (i) and (ii), the Founders’ Shares and the Chardan Shares, on a pro rata basis.

3.           Registration Procedures for the Registrable Securities.     In connection with the Company's registration obligations hereunder to the Holders of the Registrable Securities, the Company shall:

(a)           Disclose the plan of distribution for the Registrable Securities in accordance with the plan of distribution as set forth on Exhibit A hereto and in accordance with applicable law.

(b)           Not less than five (5) Business Days prior to the filing of the Registration Statement or any related Prospectus or any amendment or supplement thereto, the Company shall (i) furnish to the Holders copies of all such documents proposed to be filed, which documents will be subject to the review of such Holders, and (ii) cause its officers and directors, counsel and independent certified public accountants to respond to such inquiries as shall be necessary to conduct a reasonable review of such documents.  The Company shall not file the Registration Statement or any such Prospectus or any amendments or supplements thereto to which the Holders shall reasonably object in writing within three (3) Business Days of their receipt thereof.

(c)           (i) Prepare and file with the Commission such amendments, including post-effective amendments, to the Registration Statement as may be necessary to keep the Registration Statement continuously effective as to the applicable Registrable Securities for the Effectiveness Period and prepare and file with the Commission such additional Registration Statements as necessary in order to register for resale under the Securities Act all of the Registrable Securities; (ii) cause the related Prospectus to be amended or supplemented by any required Prospectus supplement, and as so supplemented or amended to be filed pursuant to Rule 424 (or any similar provisions then in force) promulgated under the Securities Act; (iii) respond as promptly as possible, but in no event later than ten (10) Business Days, to any comments received from the Commission with respect to the Registration Statement or any amendment thereto and as promptly as possible provide the Holders true and complete copies of all correspondence from and to the Commission relating to the Registration Statement; (iv) file the final prospectus pursuant to Rule 424 of the Securities Act no later than two (2) Business Days following the date the Registration Statement is declared effective by the Commission; and (v) comply in all material respects with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all Registrable Securities covered by the Registration Statement during the Effectiveness Period in accordance with the intended methods of disposition by the Holders thereof set forth in the Registration Statement as so amended or in such Prospectus as so supplemented.

(d)           If the Registrable Securities owned by a Holder is included in the Registration Statement pursuant to the terms hereof, notify the Holders of Registrable Securities as promptly as possible (i)(A) when a Prospectus or any Prospectus supplement or post-effective amendment to the Registration Statement is filed; (B) when the Commission notifies the Company whether there will be a "review" of such Registration Statement and whenever the Commission comments in writing on such Registration Statement and (C) with respect to the Registration Statement or any post-effective amendment, when the same has become effective; (ii) of any request by the Commission or any other Federal or state governmental authority for amendments or supplements to the Registration Statement or Prospectus or for additional information with respect to the Holders; (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement covering any or all of the Registrable Securities or the initiation or threatening of any Proceedings for that purpose; (iv) if at any time any of the representations and warranties of the Company contained in any agreement contemplated hereby ceases to be true and correct in all material respects; (v) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any Proceeding for such purpose; and (vi) of the occurrence of any event that makes any statement made in the Registration Statement covering any or all of the Registrable Securities or the related Prospectus thereto or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to such Registration Statement, Prospectus or other documents so that, in the case of such Registration Statement or the Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in the light of the circumstances under which they were made) not misleading.

(e)           Use its best efforts to avoid the issuance of, or, if issued, obtain the withdrawal of, as promptly as possible, (i) any order suspending the effectiveness of the Registration Statement covering any or all of the Registrable Securities or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction.

(f)           If requested by the Purchaser Representative, (i) promptly incorporate in a Prospectus supplement or post-effective amendment to the Registration Statement covering any or all of the Registrable Securities such information as the Company reasonably agrees should be included therein and (ii) make all required filings of such Prospectus supplement or such post-effective amendment as soon as practicable after the Company has received notification of the matters to be incorporated in such Prospectus supplement or post-effective amendment.

(g)          Unless such document cannot be obtained on the Commission’s EDGAR (Electronic Data Gathering, Analysis, and Retrieval) system, if requested by any Holder, furnish to such Holder, without charge, at least one conformed copy of each Registration Statement and each amendment thereto, including financial statements and schedules, all documents incorporated or deemed to be incorporated therein by reference, and all exhibits to the extent requested by such Person (including those previously furnished or incorporated by reference) promptly after the filing of such documents with the Commission.

(h)          Promptly deliver to each Holder, without charge, as many copies of the Prospectus covering any or all of the Registrable Securities or Prospectuses (including each form of prospectus) and each amendment or supplement thereto as such Persons may reasonably request; and subject to the provisions of Section 3(n), the Company hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling Holders in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto.

(i)           Prior to any public offering of Registrable Securities, use its best efforts to register or qualify or cooperate with the selling Holders in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as any Holder requests in writing, to keep each such registration or qualification (or exemption therefrom) effective during the Effectiveness Period and to do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by a Registration Statement; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject or subject the Company to any material tax in any such jurisdiction where it is not then so subject.

(j)           Cooperate with the Holders to facilitate the timely preparation and delivery of certificates representing Registrable Securities, if in certificated form, to be sold pursuant to a Registration Statement, which certificates, to the extent permitted by the Purchase Agreement and applicable federal and state securities laws, shall be free of all restrictive legends, and to enable such Registrable Securities to be in registered in such denominations and registered in such names as any Holder may request in connection with any sale of Registrable Securities.

(k)           Upon the occurrence of any event contemplated by Section 3(d)(vi), promptly as possible, prepare a supplement or amendment, including a post-effective amendment, to the Registration Statement covering any or all of the Registrable Securities or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, neither such Registration Statement nor such Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in the light of the circumstances under which they were made) not misleading.

(l)            Use its best efforts to cause all Underwritten Shares and Registrable Securities relating to the Registration Statement, to continued to be quoted or listed on a securities exchange, quotation system or market, if any, on which similar securities issued by the Company are then listed or traded as and when required pursuant to the Purchase Agreement.

(m)          The Company (i) may require each selling Holder to furnish to the Company information regarding such Holder and the distribution of such Registrable Securities as is required by law to be disclosed in the Registration Statement, Prospectus, or any amendment or supplement thereto, and to complete and execute a selling shareholder questionnaire reflecting such information and (ii) may exclude from such registration the Registrable Securities of any such Holder who fails to furnish such information or questionnaire within  five days after receiving such request.

If the Registration Statement refers to any Holder by name or otherwise as the holder of any securities of the Company, then such Holder shall have the right to require (if such reference to such Holder by name or otherwise is not required by the Securities Act or any similar federal statute then in force) the deletion of the reference to such Holder in any amendment or supplement to the Registration Statement filed or prepared subsequent to the time that such reference ceases to be required.

Each Holder covenants and agrees that it will not sell any Registrable Securities under the Registration Statement until the Company has electronically filed the Prospectus as then amended or supplemented, as contemplated by Section 3(b) and notice from the Company that the Registration Statement and any post-effective amendments thereto have become effective as contemplated by Section 3(d).

Each Holder agrees by its acquisition of such Registrable Securities that, upon receipt of a notice from the Company of the occurrence of any event of the kind described in Section 3(d)(ii), 3(d)(iii), 3(d)(iv), 3(d)(v), 3(d)(vi) or 3(n), such Holder will forthwith discontinue disposition of such Registrable Securities under the Registration Statement until such Holder's receipt of the copies of the supplemented Prospectus and/or amended Registration Statement contemplated by Section 3(h), or until it is advised in writing (the "Advice") by the Company that the use of the applicable Prospectus may be resumed, and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus or Registration Statement.

(n)           If (i) there is material non-public information regarding the Company which the Company's Board of Directors (the "Board") determines not to be in the Company's best interests to disclose and which the Company is not otherwise required to disclose, (ii) there is a significant business opportunity (including, but not limited to, the acquisition or disposition of assets (other than in the ordinary course of business) or any merger, consolidation, tender offer or other similar transaction) available to the Company which the Board determines not to be in the Company's best interest to disclose, or (iii) the Company is required to file a post-effective amendment to the Registration Statement to incorporate the Company’s Exchange Act reports and audited financial statements on Form 20-F, then the Company may (x) postpone or suspend filing of a Registration Statement for a period not to exceed forty-five (45) consecutive days or (y) postpone or suspend effectiveness of a registration statement for a period not to exceed forty-five (45) consecutive days; provided that the Company may not postpone or suspend effectiveness of a Registration Statement under this Section 3(n) for more than ninety (90) days in the aggregate during any three hundred sixty (360) day period; provided, however, that no such postponement or suspension shall be permitted for consecutive twenty (20) day periods arising out of the same set of facts, circumstances or transactions.

4.           Registration Expenses.

All fees and expenses incident to the performance of or compliance with this Agreement by the Company, except as and to the extent specified in this Section 4, shall be borne by the Company whether or not the Registration Statement is filed or becomes effective and whether or not any Registrable Securities are sold pursuant to the Registration Statement.  The fees and expenses referred to in the foregoing sentence shall include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses (A) with respect to filings required to be made with any  securities exchange or market on which Registrable Securities are required hereunder to be listed, if any (B) with respect to filing fees required to be paid to the Financial Industry Regulatory Authority, Inc. (including, without limitation, pursuant to FINRA Rule 5110) and (C) in compliance with state securities or Blue Sky laws in such jurisdictions as the Purchaser Representative may designate)), (ii) printing expenses (including, without limitation, printing prospectuses if the printing of prospectuses is requested by the Purchaser Representative), (iii) messenger, telephone and delivery expenses, (iv) Securities Act liability insurance, if the Company so desires such insurance, and (v) fees and expenses of all other Persons retained by the Company in connection with the consummation of the transactions contemplated by this Agreement, including, without limitation, the Company's independent public accountants (including the expenses of any comfort letters or costs associated with the delivery by independent public accountants of a comfort letter or comfort letters).  In addition, the Company shall be responsible for all of its internal expenses incurred in connection with the consummation of the transactions contemplated by this Agreement (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit, the fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange if required hereunder.  The Company shall not be responsible for any discounts, commissions, transfer taxes or other similar fees incurred by the Holders in connection with the sale of the Registrable Securities.

5.           Indemnification.

(a)           Indemnification by the Company.  The Company shall, notwithstanding any termination of this Agreement, indemnify and hold harmless each Holder, the officers, directors, managers, partners, members, shareholders, agents, brokers, investment advisors and employees of each of them, each Person who controls any such Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, agents and employees of each such controlling Person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, costs of preparation and attorneys' fees) and expenses (collectively, "Losses"), as incurred, arising out of or relating to any violation of securities laws or untrue statement of a material fact contained in the Registration Statement, any Prospectus or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in the light of the circumstances under which they were made) not misleading, except to the extent, but only to the extent, that such untrue statements or omissions are based solely upon information regarding such Holder or such other Indemnified Party furnished in writing to the Company by such Holder for use therein.  The Company shall notify the Holders promptly of the institution, threat or assertion of any Proceeding of which the Company is aware in connection with the transactions contemplated by this Agreement.

(b)           Indemnification by Holders.  Each Holder shall, severally and not jointly, indemnify and hold harmless the Company, its directors, officers, agents and employees, each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents and employees of such controlling Persons, to the fullest extent permitted by applicable law, from and against all Losses, as incurred, arising solely out of or based solely upon any untrue statement of a material fact contained in the Registration Statement, any Prospectus, or any form of prospectus, or in any amendment or supplement thereto, or arising solely out of or based solely upon any omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in the light of the circumstances under which they were made) not misleading, to the extent, but only to the extent, that such untrue statement or omission is contained in any information so furnished in writing by such Holder or other Indemnifying Party to the Company specifically for inclusion in the Registration Statement or such Prospectus.  Notwithstanding anything to the contrary contained herein, each Holder shall be liable under this Section 5(b) only for the lesser of (a) the actual damages incurred or (b) that amount as does not exceed the gross proceeds to such Holder as a result of the sale of his/her/its Registrable Securities pursuant to such Registration Statement.

(c)           Conduct of Indemnification Proceedings.  If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an "Indemnified Party"), such Indemnified Party promptly shall promptly notify the Person from whom indemnity is sought (the "Indemnifying Party”) in writing, and the Indemnifying Party shall be entitled to assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof; provided that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have proximately and materially adversely prejudiced the Indemnifying Party.

An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (1) the Indemnifying Party has agreed in writing to pay such fees and expenses; or (2) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding; or (3) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such parties shall have been advised by counsel that a conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and such counsel shall be at the expense of the Indemnifying Party).  The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld or delayed.  No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending or threatened Proceeding in respect of which any Indemnified Party is a party and indemnity has been sought hereunder, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding.

All indemnifiable fees and expenses of the Indemnified Party (including reasonable fees and expenses incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section) shall be paid to the Indemnified Party, as incurred, within ten (10) Business Days of written notice thereof to the Indemnifying Party (regardless of whether it is ultimately determined that an Indemnified Party is not entitled to indemnification hereunder; provided, that the Indemnified Party shall reimburse all such fees and expenses to the extent it is finally judicially determined that such Indemnified Party is not entitled to indemnification hereunder).

(d)          Contribution. If a claim for indemnification under Section 5(a) or 5(b) is due but unavailable to an Indemnified Party because of a failure or refusal of a governmental authority to enforce such indemnification in accordance with its terms (by reason of public policy or otherwise), then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative benefits received by the Indemnifying Party on the one hand and the Indemnified Party on the other from the offering of the Preferred Shares.  If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault, as applicable, of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations.  The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue statement of a material fact or omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission.  The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in Section 5(c), any reasonable attorneys' or other reasonable fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section was available to such party in accordance with its terms.  In no event shall any selling Holder be required to contribute an amount under this Section 5(d) in excess of the gross proceeds received by such Holder upon sale of such Holder’s Registrable Securities pursuant to the Registration Statement giving rise to such contribution obligation.

     The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph.  No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

     The indemnity and contribution agreements contained in this Section are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties pursuant to applicable law.

6.           Rule 144.

As long as any Holder owns Preferred Shares or Registrable Securities, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to Section 13(a) or 15(d) of the Exchange Act.  As long as any Holder owns Preferred Shares or Registrable Securities, if the Company is not required to file reports pursuant to Section 13(a) or 15(d) of the Exchange Act, it will prepare and furnish to the Holders and make publicly available in accordance with Rule 144(c) promulgated under the Securities Act annual and quarterly financial statements, together with a discussion and analysis of such financial statements in form and substance substantially similar to those that would otherwise be required to be included in reports required by Section 13(a) or 15(d) of the Exchange Act, as well as any other information required thereby, in the time period that such filings would have been required to have been made under the Exchange Act.  The Company further covenants that it will take such further action as any Holder may reasonably request, all to the extent reasonably required from time to time to enable such Person to sell Conversion Shares without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act, including providing any legal opinions relating to such sale pursuant to Rule 144.  Upon the request of any Holder, the Company shall deliver to such Holder a written certification of a duly authorized officer as to whether it has complied with such requirements.

7.           Miscellaneous.

(a)           Remedies.  In the event of a breach by the Company or by a Holder of any of their obligations under this Agreement, such Holder or the Company, as the case may be, in addition to being entitled to exercise all rights granted by law and under this Agreement, including recovery of damages, will be entitled to specific performance of its rights under this Agreement.  Each of the Company and each Holder agrees that monetary damages would not provide adequate compensation for any losses incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, it shall waive the defense that a remedy at law would be adequate.

(b)           No Inconsistent Agreements.  The Company has not entered into, and shall not enter into on or after the date of this Agreement, any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof.  Except for this Agreement, the Company has not previously entered into any agreement that is currently in effect granting any registration rights with respect to any of its securities to any Person.  Without limiting the generality of the foregoing, without the written consent of the Purchaser Representative, the Company shall not grant to any Person the right to request the Company to register any securities of the Company under the Securities Act unless the rights so granted are subject in all respects to the prior rights in full of the Holders set forth herein, and are not otherwise in conflict with the provisions of this Agreement.

(c)           Failure to Have the Registration Statement Declared Effective for Conversion Shares and Other Events.  The Company agrees that the Holders of the Conversion Shares will suffer damages if the Registration Statement is not declared effective by the Commission on or prior to the Effectiveness Date and maintained in the manner contemplated herein during the Effectiveness Period or if certain other events occur.  The Company and the Holders of the Conversion Shares further agree that it would not be feasible to ascertain the extent of such damages with precision. Accordingly, (A) if the Registration Statement is not declared effective by the Commission on or prior to the Effectiveness Date, or (B) the Registration Statement is filed with and declared effective by the Commission but thereafter ceases to be effective as to all Registrable Securities at any time prior to the expiration of the Effectiveness Period, without being succeeded immediately by a subsequent Registration Statement filed with and declared effective by the Commission, or (C) the Company has breached Section 3(n) of this Agreement (any such failure or breach of the foregoing being referred to as an "Event," and for purposes of clause (A) the date on which such Event occurs, or for purposes of clause (B) after more than fifteen (15) Business Days, being referred to as “Event Date”), the Company shall pay an amount in cash as liquidated damages to each Holder of the Conversion Shares equal to 0.3%of the amount of such Holder’s initial investment in the Preferred Shares for each calendar month or portion thereof thereafter from the Event Date until the applicable Event is cured; provided, however, that in no event shall the amount of liquidated damages payable at any time and from time to time to any Holder of the Conversion Shares pursuant to this Section 7(c) exceed an aggregate of ten percent (10%) of the amount of such Holder’s initial investment in the Preferred Shares; and provided, further, that in the event the Commission does not permit all of the Registrable Securities to be included in the Registration Statement because of its application of Rule 415, liquidated damages payable pursuant to this Section shall only be payable by the Company based on the portion of the Holder’s initial investment in the Preferred Shares that corresponds to the number of such Holder’s Registrable Securities permitted to be registered by the Commission in such Registration Statement pursuant to Rule 415.  For further clarification, the parties understand that no liquidated damages shall be payable pursuant to this Section with respect to any Registrable Securities that the Company is not permitted to include on such Registration Statement due to the Commission’s application of Rule 415. Notwithstanding anything to the contrary in this paragraph (c), if (a) any of the Events described above shall have occurred, (b) on or prior to the applicable Event Date, the Company shall have exercised its rights under Section 3(n) hereof and (c) the postponement or suspension permitted pursuant to such Section 3(n) shall remain effective as of such applicable Event Date, then the applicable Event Date shall be deemed instead to occur on the second Business Day following the termination of such postponement or suspension.  Liquidated damages payable by the Company pursuant to this Section 7(c) shall be paid on a monthly basis in accordance with this Section.

(d)           Lock-Up.  In the event the Company undertakes a bona fide public offering of its Ordinary Shares, the Purchasers shall agree at the request of the lead underwriter to execute a lock-up agreement which shall provide that the Purchasers will not sell, transfer or dispose of their Ordinary Shares until one hundred and eighty (180) days after the consummation of such public offering; provided, however, that any such lock-up with respect to the Purchasers shall be on no less favorable terms than any lock-up executed by any officer, director or 5% shareholder in connection with such public offering.

(e)           Amendments and Waivers.  The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the same shall be in writing and signed by the Company and the Purchaser Representaitve and upon such signature shall be binding upon all Holders.

(f)           Notices.  Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery, telecopy or facsimile at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur.  The addresses for such communications shall be:

If to the Company:	China Dredging Group Co., Ltd.
Floor 18, Tower A
Zhongshan Building, No. 154
Hudong Road, Gulou District, Fuzhou City, Fujian Province, PRC
Attention: Mr. Zhuo Xinrong
Tel. No.:
Fax No.:

with copies to	Loeb & Loeb
(which shall not	345 Park Avenue
constitute notice):	New York, NY10154
Attn: Mitchell S. Nussbaum
Tel: 212.407.4159
Fax: 212.407-4990

If to any Purchaser:	At the address of such Purchaser set forth on Schedule I to this Agreement with copies to
(which shall not
constitute notice):	Attention:
Tel:
Fax:

If to the Founders:

If to Chardan

Any party hereto may from time to time change its address for notices by giving at least ten (10) days written notice of such changed address to the other party hereto.

(g)           Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns and shall inure to the benefit of each Holder and its successors and assigns.  The Company may not assign this Agreement or any of its rights or obligations hereunder without the prior written consent of each Holder.  Each Purchaser may assign its rights hereunder in the manner and to the Persons as permitted under the Purchase Agreement.

(h)           Assignment of Registration Rights.  The rights of each Holder, including the right to have the Company register for resale Registrable Securities in accordance with the terms of this Agreement, shall be automatically assignable by each Holder to any Person who acquires all or a portion of the Preferred Shares or the Registrable Securities if: (i) the Holder agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company within a reasonable time after such assignment, (ii) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of (a) the name and address of such transferee or assignee, and (b) the securities with respect to which such registration rights are being transferred or assigned, (iii) following such transfer or assignment the further disposition of such securities by the transferee or assignees is restricted under the Securities Act and applicable state securities laws unless such securities are registered in a Registration Statement under this Agreement (in which case the Company shall be obligated to amend such Registration Statement to reflect such transfer or assignment) or are otherwise exempt from registration, (iv) at or before the time the Company receives the written notice contemplated by clause (ii) of this Section, the transferee or assignee agrees in writing with the Company to be bound by all of the provisions of this Agreement, and (v) such transfer shall have been made in accordance with the applicable requirements of the Purchase Agreement.  The rights to assignment shall apply to the Holders (and to subsequent) successors and assigns.

(i)           Counterparts.  This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement and shall become effective when counterparts have been signed by each party and delivered to the other parties hereto, it being understood that all parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were the original thereof.

(j)           Governing Law; Jurisdiction.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to any of the conflicts of law principles which would result in the application of the substantive law of another jurisdiction.  This Agreement shall not be interpreted or construed with any presumption against the party causing this Agreement to be drafted.  The Company and the Holders agree that venue for any dispute arising under this Agreement will lie exclusively in the state or federal courts located in New York County, New York, and the parties irrevocably waive any right to raise forum non conveniens or any other argument that New York is not the proper venue.  The Company and the Holders irrevocably consent to personal jurisdiction in the state and federal courts of the state of New York.  The Company and the Holders consent to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing in this Section 7(j) shall affect or limit any right to serve process in any other manner permitted by law.  The Company and the Holders hereby agree that the prevailing party in any suit, action or proceeding arising out of or relating to this Agreement or the Purchase Agreement, shall be entitled to reimbursement for reasonable legal fees from the non-prevailing party.  The parties hereby waive all rights to a trial by jury.

(k)           Cumulative Remedies.  The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

(l)           Severability. If any term, provision, covenant or restriction of this Agreement is held to be invalid, illegal, void or unenforceable in any respect, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction.  It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(m)           Headings.  The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Registration Rights Agreement to be duly executed by their respective authorized persons as of the date first indicated above.

CHINA DREDGING GROUP CO., LTD.

By:
	Name:	Zhuo Xinrong
	Title:	Chief Executive Officer

SHAREHOLDERS

CHARDAN CAPITAL MARKETS LLC

By:
Name:
Title:

KERRY PROPPER

MARS HARVEST CO., LTD.

By:
Name:
Title:

VENUS SEED CO., LTD.

By:
Name:
Title:

SATURN GLORY CO., LTD.

By:
Name:
Title:

REGENT FILL INVESTMENT GROUP LIMITED

By:
Name:
Title:

POYING HOLDINGS LIMITED

By:
Name:
Title:

YU JIANLIANG

DING NAN

                           PURCHASERS:

By:
Name:
Title:

[Signature Page to Registration Rights Agreement]